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                                                                   Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
AB Plastics Corporation
Gardena, California


We consent to the incorporation by reference in this registration statement on Form S-1 of our report dated June 19, 1997, relating to the balance sheet of AB Plastics Corporation (an S Corporation) as of October 29, 1995 and the related statements of operations, shareholders' equity and cash flows for the fifty-two weeks ended October 29, 1995 and October 30, 1994 and to the reference to our firm under the heading "Experts" in the Prospectus.




                               /s/ Block, Plant, Eisner, Fiorito & Belak-Berger
                               ------------------------------------------------

                               BLOCK, PLANT, EISNER, FIORITO & BELAK-BERGER















Encino, California
August 21, 1997